SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2007

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In September 2007, each of Kent Plunkett, President, Chief Executive Officer and Chairman, Kenneth S. Goldman, Senior Vice President, Chief Financial Officer and Director, Yong Zhang, Executive Vice President, Chief Operating Officer, Chief Technology Officer and Director, Meredith Hanrahan, Senior Vice President and Chief Marketing Officer, Teresa A. Shipp, Senior Vice President of Sales, and Christopher J. Fusco, Vice President of Compensation and Data Operations of Salary.com, Inc. (“Salary.com” or the “Company”) adopted Rule 10b5-1 trading plans (the “Plans”) with a brokerage firm. The Plans were established as part of their individual long-term investment strategies for asset diversification and liquidity. The Plans specify the number of shares of Salary.com common stock that may be sold and the market prices at which the sales may occur, subject to the terms and conditions of the Plans. Each of these individuals informed the Company that they did not have knowledge of any material nonpublic information about Salary.com when they adopted the Plans. The transactions under the Plans will be disclosed publicly though appropriate filings with the Securities and Exchange Commission.

Pursuant to Mr. Plunkett’s Plan, the brokerage firm may sell up to 400,000 shares of Salary.com common stock that he owns.

Pursuant to Mr. Goldman’s Plan, the brokerage firm may sell up to 71,500 shares of Salary.com common stock that he owns.

Pursuant to Mr. Zhang’s Plan, the brokerage firm may sell up to 101,500 shares of Salary.com common stock that he owns.

Pursuant to Ms. Hanrahan’s Plan, the brokerage firm may sell up to 45,991 shares of Salary.com common stock that she owns.

Pursuant to Ms. Shipp’s Plan, the brokerage firm may sell up to 70,000 shares of Salary.com common stock that she owns.

Pursuant to Mr. Fusco’s Plan, the brokerage firm may sell up to 22,400 shares of Salary.com common stock that he owns.

Mr. Plunkett’s Plan is scheduled to terminate in September 2008. All of the other Plans are scheduled to terminate in December 2008.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: September 10, 2007	By:	/s/ Kenneth S. Goldman
Kenneth S. Goldman
Senior Vice President, Chief
Financial Officer and Treasurer

3